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                          DEFINITIVE MERGER AGREEMENT

                                  BY AND AMONG

                           BELL ATLANTIC CORPORATION
                          d/b/a VERIZON COMMUNICATIONS

                              SPHERE MERGER CORP.,

                         ONEPOINT COMMUNICATIONS CORP.,

                     VENTURES IN COMMUNICATIONS II, L.L.C.

                                      AND

                                 VENCOM, L.L.C.

                                 August 4, 2000

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                          DEFINITIVE MERGER AGREEMENT

   THIS DEFINITIVE MERGER AGREEMENT (this "Agreement"), dated as of August 4, 2000, is by and among BELL ATLANTIC CORPORATION d/b/a Verizon Communications, a Delaware corporation ("VC"), SPHERE MERGER CORP., a Delaware corporation and a wholly owned indirect subsidiary of VC or its designee ("Merger Sub") (Merger Sub and VC are collectively referred to herein as the "Purchasers"), ONEPOINT COMMUNICATIONS CORP., a Delaware corporation ("OP"), VENTURES IN COMMUNICATIONS II, L.L.C., a Delaware limited liability company ("VIC II"), and VENCOM, L.L.C., an Illinois limited liability company ("VenCom") (VIC II, and VenCom are, collectively, the "Stockholders Group".)

                              W I T N E S S E T H:

   WHEREAS, the respective Boards of Directors of VC, Merger Sub and OP, have approved and declared advisable the reverse subsidiary merger of the Merger Sub with and into OP (the "Merger"), upon the terms and conditions set forth herein, whereby each issued and outstanding share of Preferred Stock, par value $1.00 per share, of OP (the "Preferred Stock"), each issued and outstanding share of Common Stock, par value $.01 per share, of OP (the "Common Stock") and each common stock warrant to purchase 0.635 shares of Common Stock (each a "Warrant"), will be converted in accordance with the provisions of Section 1.4 of this Agreement;

   WHEREAS, the respective Boards of Directors of VC and OP have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders;

   WHEREAS, VenCom holds an 89.1% interest in, and is manager, of VIC II and VIC II holds all of the Preferred Stock and 1,010,075 shares of the Common Stock;

   WHEREAS, VenCom has the right to cause VIC II to vote and dispose of all of the Preferred Stock and 1,010,075 shares of the Common Stock, and, in order to induce VC and Merger Sub to enter into this Agreement, VenCom is entering into this Agreement;

   WHEREAS, VenCom has agreed to cause VIC II to vote all of the shares of Preferred Stock and Common Stock that it owns in favor of the Merger, and in consideration for such approval, will receive cash as provided herein; and

   WHEREAS, the Stockholders Group have substantial knowledge and experience in respect of OP and the business conducted by OP, and will derive substantial economic benefit from the transactions contemplated by this Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained and intending to be legally bound, the parties agree as follows:

                                   Article I

      The Merger; Effect on The Merger on The Capital Stock of Constituent
                     Corporations; Exchange of Certificates

   1.1 Merger. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), Merger Sub will be merged with and into OP (the "Merger") at the Effective Time (as defined in Section 1.2). Following the Merger, the separate existence of Merger Sub shall cease, and OP shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL and shall continue under the name OnePoint Communications Corp.
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   IN WITNESS WHEREOF, VC, Merger Sub, OP and the Stockholders Group, the
parties here to have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          Bell Atlantic Corporation d/b/a
                                          Verizon Communications

                                          By: _________________________________
                                          Print: Lawrence T. Babbio, Jr.
                                          Title: Vice Chairman and President

                                          Sphere Merger Corp.

                                          By: _________________________________
                                          Print: Lawrence T. Babbio, Jr.
                                          Title: Vice Chairman and President

                                          OnePoint Communications Corp.

                                          By: _________________________________
                                          Print: William F. Wallace
                                          Title: President and CEO

                                          Ventures In Communications II,
                                           L.L.C.

                                          By: _________________________________
                                          Print: James A. Otterbeck
                                          Title: President

                                          Vencom, L.L.C.

                                          By: _________________________________
                                          Print: James A. Otterbeck
                                          Title: President

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